CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the references to our firm in the post-effective Amendment to the Registration Statement on Form N-1A of the BHR Institutional Funds relating to the Clarivest International Equity Fund and the Clarivest SMid Cap Growth Fund, each a series of shares of BHR Institutional Funds.

                                            /s/ Briggs, Bunting & Dougherty, LLP

                                           BRIGGS, BUNTING & DOUGHERTY, LLP



PHILADELPHIA, PENNSYLVANIA
FEBRUARY 26, 2007